SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2013
(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◦	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◦	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◦	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders
The Company held its annual meeting of shareholders on May 15, 2013. Of 4,455,406 shares outstanding on the record date of the meeting (March 28, 2013) and entitled to vote, 3,704,707 shares were represented in person or by proxy. The following four matters were voted on by the shareholders and approved at the meeting:

1.	To fix the number of directors at eight for the ensuing year and to elect the following individuals as directors to serve a one year term:

Nominees	Votes For	Votes Withheld	Broker Non-votes
Cynthia D. Borck	2,607,558	68,222	1,028,927
Steven J. Bourgeois	2,660,014	14,338	1,030,355
Kenneth D. Gibbons	2,607,203	67,149	1,030,355
Timothy W. Sargent	2,659,584	14,768	1,030,355
David S. Silverman	2,607,270	67,082	1,030,355
John H. Steel	2,666,370	7,982	1,030,355
Schuyler W. Sweet	2,666,918	7,434	1,030,355
Cornelius J. Van Dyke	2,665,560	8,792	1,030,355

2.	To consider a nonbinding resolution to approve the compensation of the Company's Named Executive Officers. The number of votes in favor was sufficient to approve the resolution.

Votes For	Votes Against	Abstained	Broker Non-votes
2,556,507	65,298	53,975	1,028,927

3.
To approve a frequency of one, two or three years for future advisory vote on the compensation of the Company's Named Executive Officers. The number of votes was sufficient to approve a frequency of three years.

Votes For Three Years	Votes For Two Years	Votes For One Year	Abstained	Broker Non-Votes
2,222,992	59,380	321,698	71,709	1,028,928

The frequency of three years will be utilized to vote on the compensation of the Company's Named Executive Officers.

4.	To ratify the appointment of the firm of Berry, Dunn, McNeil & Parker, LLC as the Company’s external auditors for 2013. The number of votes in favor was sufficient to ratify the appointment.

Votes For	Votes Against	Abstained
3,681,836	16,499	6,372

Item 8.01: Other Events

Changes in Officers

At the Union Bankshares, Inc. organizational Board meeting held after the annual shareholders meeting held on May 15, 2013, Jeffrey G. Coslett, Senior Vice President of Union Bank, a subsidiary of Union Bankshares, Inc. was named Vice President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

May 16, 2013	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

May 16, 2013	/s/ Marsha A. Mongeon
Marsha A. Mongeon
Treasurer/Chief Financial Officer